Exhibit 99.1

For Immediate Release
February 27, 2023

Carlyle Secured Lending, Inc. Announces Fourth Quarter and Full Year 2022 Financial Results, Declares First Quarter 2023 Base Dividend of $0.37 Per Share and Supplemental Dividend of $0.07 per Common Share

New York - Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CSL” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its fourth quarter and full year ended December 31, 2022.

Linda Pace, CSL’s Chair of the Board said, “Our fourth quarter and full year 2022 results were strong across each of our objectives and demonstrated our ability to deliver sustainable income, positive NAV growth and outstanding stock performance. We remain confident in the current positioning of our portfolio and look forward to another solid year of creating long-term value for our shareholders in 2023.”
Net investment income for the fourth quarter of 2022 was $0.48 per common share, and net asset value per common share decreased by 1.0% for the fourth quarter to $16.99 from $17.16 as of September 30, 2022. The total fair value of our investments was $2.0 billion as of December 31, 2022.

Dividends
On February 21, 2023, the Board of Directors declared a base quarterly common dividend of $0.37 plus a supplemental common dividend of $0.07, which are payable on April 14, 2023 to common stockholders of record on March 31, 2023.

On December 16, 2022, the Company declared a cash dividend on the Preferred Stock for the period from October 1, 2022 to December 31, 2022 in the amount of $0.438 per Preferred Share to the holder of record on December 30, 2022.

Conference Call
The Company will host a conference call at 10:00 a.m. EST on Tuesday, February 28, 2023 to discuss these quarterly financial results. The conference call will be available via public webcast via a link on Carlyle Secured Lending’s website and will also be available on our website soon after the call’s completion.

Carlyle Secured Lending, Inc.
CSL is an externally managed specialty finance company focused on lending to middle-market companies. CSL is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. Since it commenced investment operations in May 2013 through December 31, 2022, CSL has invested approximately $7.7 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. CSL’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. CSL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: carlylesecuredlending.com
About Carlyle
Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $373 billion of assets under management as of December 31, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,100
Page | 1

employees in 29 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Hahn	Kristen Greco
+1-212-813-4928 publicinvestor@carlylesecuredlending.com	+1-212-813-4763 kristen.greco@carlyle.com
Page | 2